UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2019

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 231-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2019, Radian Group Inc. (the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement”) with each of the Company’s directors and executive officers (each, an “Indemnitee”). Each Indemnification Agreement provides contractual indemnification, expense advancement, and other related rights to the Indemnitees in accordance with the laws of the state of Delaware. The indemnification agreements were authorized by the Company’s board of directors (“Board”) at a regularly scheduled quarterly meeting of the Board. The Indemnification Agreements are primarily designed to codify existing protections under the Company’s articles of incorporation and by-laws and under Delaware law into individual contracts and to provide additional procedural protections for Indemnitees; they do not mandate indemnification of Company officials for acts that the Company was not previously required to indemnify.

Each Indemnification Agreement obligates the Company to indemnify the Indemnitee, to the fullest extent permitted by Delaware law, against all Indemnifiable Claims and Indemnifiable Losses (as those terms are defined in the Indemnification Agreement). Each Indemnification Agreement also provides the Indemnitee with certain rights to advancement of expenses relating to any Indemnifiable Claim paid or incurred, or reasonably likely to be paid or incurred, by the Indemnitee. Further, under each Indemnification Agreement, the Indemnitee is presumed to have satisfied the applicable standard of conduct under Delaware law required for indemnification, and the Company may overcome that presumption with clear and convincing evidence to the contrary.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Radian Group Inc. Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: April 10, 2019	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary